EX-99.906CERT

CERTIFICATION

Gregory A. Roeder, President & Principal Executive Officer, and Matthew Reiner, Treasurer & Principal Financial Officer of Adirondack Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President & Principal Executive Officer

Treasurer & Principal Financial Officer

Adirondack Funds

Adirondack Funds

/s/ Gregory A. Roeder

/s/ Matthew Reiner

Gregory A. Roeder

Matthew Reiner

Date: May 30, 2025

Date: May 30, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Adirondack Funds and will be retained by Adirondack Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission